LML Reports Results for the First Quarter of Fiscal 2007

First Quarter Highlights: Increased Revenue of 12.5%; Net Income of $184,000 or $0.01 Per Share; Increase in Cash Flow of $8.3 Million

VANCOUVER, BC -- 08/08/2006 -- LML PAYMENT SYSTEMS INC. (the "Corporation") (NASDAQ: LMLP) reports results for its first quarter ended June 30, 2006.

Total revenue was approximately $1.8 million for the first quarter ended June 30, 2006, compared to approximately $1.6 million for the first quarter ended June 30, 2005, an increase of approximately 12.5%.

Cost of operations for the first quarter was approximately $1.3 million compared to approximately $1.1 million for the first quarter ended June 30, 2005, an increase of approximately 18.2%. Sales, general and administrative expenses for the first quarter were approximately $729,000, compared to approximately $1.2 million for the first quarter ended June 30, 2005, a decrease of approximately 39.3%.

There was net income of approximately $184,000 or approximately $0.01 per share for the quarter compared to a net loss of approximately ($1.1 million) or approximately ($0.05) per share for the quarter ended June 30, 2005. The increase in net income was primarily attributable to income of approximately $861,000 resulting from the three settlement and license agreements we entered into in April 2006.

Cash provided by operating activities was approximately $8.1 million for the quarter compared to cash used in operating activities of approximately ($311,000) for the quarter ended June 30, 2005, an increase in cash provided by operating activities of approximately $8.3 million.

Conference Call

The Corporation will host a conference call today at 2:00pm Pacific Time (5:00pm Eastern Time) to discuss these results. To participate in the conference call, please dial in 5-10 minutes before the start of the call and follow the operator's instruction. If you are calling from the United States or Canada, please dial 888-850-5066. International callers please dial 206-315-8587. Please enter Participant Conference Entry Code 965408 (followed by the # key) when prompted.

If you are unable to join the call, a telephone replay will be available through August 22, 2006 by dialing 800-207-7077 from within the U.S. or Canada, or 314-255-1301 if calling internationally. Please reference PIN number 4989 when prompted.

About LML Payment Systems Inc. (www.lmlpayment.com)

The Corporation, through its subsidiary LML Payment Systems Corp., is a financial payment processor providing check processing solutions including electronic check authorization, electronic check conversion (ECC) and primary and secondary check collection including electronic check re-presentment (RCK) to national, regional and local retailers. We also provide selective routing of debit, credit and EBT transactions to third party processors and banks for authorization and settlement. The Corporation's intellectual property estate, owned by subsidiary LML Patent Corp, includes U.S. Patent No. 6,354,491, No. 6,283,366, No. 6,164,528, and No. 5,484,988 all of which relate to electronic check processing methods and systems.

Statements contained in this news release which are not historical facts are forward-looking statements, subject to uncertainties and risks. For a discussion of the risks associated with the Corporation's business, please see the documents filed by the Corporation with the SEC.

                         LML PAYMENT SYSTEMS INC.

                        CONSOLIDATED BALANCE SHEETS
                 (In U.S. Dollars, except as noted below)
                                (Unaudited)

                                                June 30,       March 31,
                                                  2006           2006
                                                          $              $
                                              -------------  -------------

                    ASSETS
Current Assets
Cash and cash equivalents                        11,708,873      3,691,632
Restricted cash                                     250,000        250,000
Accounts receivable, less allowances of
 $46,886 and $46,145, respectively                  354,129        436,475
Prepaid expenses                                    357,970        374,887
                                              -------------  -------------
Total Current Assets                             12,670,972      4,752,994
                                              -------------  -------------

Capital Assets, net                                 168,785        201,036

Patents, net                                      1,053,643      1,093,392

Other Assets                                        130,102         30,102

                                              -------------  -------------
TOTAL ASSETS                                     14,023,502      6,077,524
                                              =============  =============

                 LIABILITIES
Current Liabilities
Accounts payable                                    677,233      1,104,034
Accrued liabilities                                  89,956        165,083
Accrued compensation                                223,366        173,444
Current portion of long-term debt                    10,448         22,458
Current portion of deferred revenue               1,477,947        260,121
                                              -------------  -------------
Total Current Liabilities                         2,478,950      1,725,140
                                              -------------  -------------

Deferred revenue                                  6,809,040         10,985

                                              -------------  -------------
Total Liabilities                                 9,287,990      1,736,125
                                              -------------  -------------

               SHAREHOLDERS' EQUITY
Capital Stock
Class A, preferred stock, $1.00 CDN par
 value, 150,000,000 shares authorized,
 issuable in series, none issued or
 outstanding                                              -              -

Class B, preferred stock, $1.00 CDN par
 value, 150,000,000 shares authorized,
 issuable in series, none issued or
 outstanding                                              -              -

Common shares, no par value, 100,000,000
 shares authorized, 20,207,094 and 20,194,094
 shares issued and outstanding, respectively     32,774,368     32,710,018

Contributed surplus                               2,690,153      2,544,312
Deficit                                         (30,729,009)   (30,912,931)
                                              -------------  -------------
Total Shareholders' Equity                        4,735,512      4,341,399
                                              -------------  -------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY       14,023,502      6,077,524
                                              =============  =============

                         LML PAYMENT SYSTEMS INC.

            CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT
                   (In U.S. Dollars, except share data)
                                (Unaudited)

                                                     Three Months Ended
                                                           June 30
                                                  ------------------------
                                                      2006         2005
                                                            $            $
                                                  -----------  -----------

REVENUE                                             1,795,548    1,559,552

COSTS AND EXPENSES
  Cost of operations                                1,265,066    1,135,296
  Sales, general and administrative expenses
   (includes stock-based compensation expense of
   $124,195 (June 30, 2005 - $156,869))               728,977    1,210,598

  Amortization and depreciation                        79,812      325,665

                                                  -----------  -----------
LOSS BEFORE OTHER  INCOME AND INCOME TAXES           (278,307)  (1,112,007)

  Other income                                        384,319          406

  Interest income, net                                103,756       37,465

                                                  -----------  -----------
INCOME (LOSS) BEFORE INCOME TAXES                     209,768   (1,074,136)

  Income taxes                                         25,846        4,200

                                                  -----------  -----------
NET INCOME (LOSS)                                     183,922   (1,078,336)

DEFICIT, beginning of period                      (30,912,931) (26,265,838)
                                                  -----------  -----------

DEFICIT, end of period                            (30,729,009) (27,344,174)
                                                  ===========  ===========

EARNINGS (LOSS) PER SHARE, basic and diluted             0.01        (0.05)
                                                  ===========  ===========

WEIGHTED AVERAGE SHARES OUTSTANDING
  Basic                                            20,204,359   20,145,594
  Diluted                                          21,105,859   20,145,594

                          LML PAYMENT SYSTEMS INC.

                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (In U.S. Dollars)
                                (Unaudited)

                                                Three Months Ended June 30
                                                --------------------------
                                                    2006          2005
                                                ------------  ------------

Operating Activities:
  Net Income (Loss)                             $    183,922  $ (1,078,336)
  Adjustments to reconcile net income (loss) to
   net cash provided by (used in)  operating
   activities
    Provision for losses on accounts receivable       24,464             -
    Amortization and depreciation                     79,812       325,665
    Stock-based compensation                         124,195       156,869
    Stock-based compensation - future income
     taxes                                            21,646             -

Changes in operating assets and liabilities
  Accounts receivable                                 57,882       (97,268)
  Prepaid expenses                                    16,917       161,124
  Accounts payable and accrued liabilities          (452,006)      261,931
  Deferred revenue                                 8,015,881       (41,275)
                                                ------------  ------------
Net cash provided by (used in) operating
 activities                                        8,072,713      (311,290)
                                                ------------  ------------

Investing Activities:
  Other assets                                      (100,000)            -
  Capital asset expenditures                          (7,047)      (17,685)
  Patents                                               (765)         (211)
                                                ------------  ------------
Net cash used in investing activities               (107,812)      (17,896)
                                                ------------  ------------

Financing Activities:
  Payments on capital leases                          (9,237)       (9,365)
  Payments on long-term borrowing                     (2,773)       (2,562)
  Proceeds from exercise of stock options             64,350             -
                                                ------------  ------------
Net cash provided by (used in) financing
 activities                                           52,340       (11,927)
                                                ------------  ------------

INCREASE (DECREASE) IN CASH AND CASH
 EQUIVALENTS                                       8,017,241      (341,113)

Cash and cash equivalents, beginning of period     3,691,632     6,061,821
                                                ------------  ------------

Cash and cash equivalents, end of period          11,708,873     5,720,708
                                                ============  ============

CONTACTS:

Patrick H. Gaines
President and CEO
(604) 689-4440

Investor Relations
(800) 888-2260